SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      PACE HEALTH MANAGEMENT SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
    Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing party:

     ---------------------------------------------------------------------------
     (4)  Date filed:

     ---------------------------------------------------------------------------



                      PACE HEALTH MANAGEMENT SYSTEMS, INC.
                          1025 ASHWORTH ROAD, SUITE 200
                           WEST DES MOINES, IOWA 50265

April 15, 1997

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PACE Health Management Systems, Inc. to be held on Friday, May 23, 1997, at 10:30 a.m., local time, at 1025 Ashworth Road, Suite 200, West Des Moines, Iowa. At the meeting you will be asked to vote on the election of directors, and the ratification of the appointment of independent auditors, all as set forth in the accompanying Notice of Annual Meeting and Proxy Statement. Please read it carefully. The Board of Directors recommends a vote "for" the election of all nominees for director and the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors.

Holders of record of PACE Health Management Systems, Inc. Common Stock at the close of business on April 8, 1997 will be entitled to one vote for each share held. PACE Health Management Systems, Inc. has approximately 1,000 beneficial holders of its Common Stock.

Your vote is important. Please make sure that your shares are represented at the Annual Meeting whether or not you are personally able to attend. You are encouraged to specify your choice by marking the appropriate box on the enclosed proxy card. However, it is not necessary to mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

Please sign, date and return the proxy card in the enclosed postage paid envelope.

A copy of the Company's 1996 Annual Report to Shareholders, including audited financial statements, is enclosed.

                                    Sincerely,


                                    /s/ Roger D. Huseman
                                    Roger D. Huseman
                                    Secretary




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of PACE Health Management Systems, Inc. will be held at 1025 Ashworth Road, Suite 200, West Des Moines, Iowa on Friday, May 23, 1997, at 10:30 a.m., local time, for the purpose of acting on the following matters:

         1.       To elect two members of the Board of Directors;

         2. To ratify the selection of McGladrey & Pullen, LLP as independent auditors; and

         3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Holders of PACE Health Management Systems Common Stock at the close of business on April 8, 1997 will be entitled to notice of and to vote at the meeting or at any adjournment or postponement thereof. Even if you now expect to attend the Annual Meeting, you are requested to please mark, sign, date and return the accompanying proxy in the enclosed postage paid envelope. If you do attend you may vote in person, if you wish, whether or not you have sent in your proxy. Your continued interest and cooperation are greatly appreciated.

                                    By order of the Board of Directors


                                    /s/ Roger D. Huseman
                                    Roger D. Huseman
                                    Secretary

April 15, 1997

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. SHAREHOLDERS ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.



                      PACE HEALTH MANAGEMENT SYSTEMS, INC.
                          1025 ASHWORTH ROAD, SUITE 200
                           WEST DES MOINES, IOWA 50265
                        TELEPHONE NUMBER: (515) 222-1717

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of PACE Health Management Systems, Inc. (the "Company") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1025 Ashworth Road, Suite 200, West Des Moines, Iowa, on Friday, May 23, 1997, at 10:30 a.m., local time, and at all adjournments or postponements thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying notice and form of proxy are first being sent to the shareholders of the Company on or about April 15, 1997.

                          VOTING RIGHTS AND PROCEDURES

Only shareholders of record at the close of business on April 8, 1997 are entitled to vote at the meeting. As of the record date, there were outstanding 5,090,184 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote on all matters presented to the meeting.

Any shareholder giving a proxy pursuant to this Proxy Statement may revoke it at any time by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or, if the shareholder executing the proxy is present at the meeting, by voting in person.

All shares represented by effective proxies will be voted at the meeting or any adjournment or postponement thereof as specified therein by the person giving the proxy. If no specification is made, the proxies will be voted in favor of the nominees for director and in favor of the ratification of McGladrey & Pullen, LLP as the Company's auditors. The Board knows of no other matter to come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named in the proxies will vote them in accordance with their judgment on such matters.

If a quorum is present, the affirmative vote of a majority of the votes cast in the election of directors is required for the election of each director, and the affirmative vote of a majority of the votes cast on the ratification of the appointment of independent auditors is required for such ratification. For purposes of determining the number of votes cast in the election of directors, all votes cast "for" or to "withhold authority" to vote are included. "Non-votes," including "broker non-votes" which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of votes cast with respect to a matter but are counted as present for purposes of determining a quorum.

The entire cost of solicitation of proxies will be borne by the Company. In addition to the original solicitation by mail, some of the officers and regular employees of the Company may solicit proxies by personal calls, telephone or otherwise, but without compensation in addition to their regular salaries. The Company will reimburse brokers and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.



                    PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Board of Directors will consist of no less than three and no more than seven members and that the Board is divided into three classes, each class to be as nearly equal in number as possible. Presently, the Company has six Directors, divided into three classes of two Directors each.

The terms of Directors Bill W. Childs and R. David Spreng expire at the Annual Meeting. The terms of Directors John Pappajohn and Gordon M. Derzon will expire at the 1998 annual meeting of shareholders, and the terms of Directors Mark J. Emkjer and Carl S. Witonsky will expire at the 1999 annual meeting of shareholders.

The Board of Directors has nominated Messrs. Childs and Spreng for election to a three-year term which will end at the Company's 2000 annual meeting of shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CHILDS AND SPRENG. Both of the nominees have consented to be nominees and to serve as directors if elected. In the event that a nominee for director should become unavailable, which is not anticipated, the Board of Directors may, in its discretion, designate a substitute, in which event proxies will be voted for such substitute.

DIRECTORS OF THE COMPANY

The following paragraphs set forth information concerning each of the current Directors of the Company:

Mark J. Emkjer, age 41, joined the Company in March 1996 as President, Chief Executive Officer and Director. From 1991 through February 1996 Mr. Emkjer worked for Hospital Cost Consultants Inc. (HCC), an international provider of managed care solutions, where he initially served as Vice President of Sales and was then promoted to President and Chief Executive Officer in 1992. Prior to joining HCC, Mr. Emkjer held positions with Tecxel Hospital Service Corporation as an Executive Vice President from September 1988 through December 1990 and as Vice President and General Manager with Foster Medical from June 1984 through August 1988, most recently as Corporate Vice President.

Carl S. Witonsky, age 59, has been a Director of the Company since April 1994, and Chairman of the Board of Directors since March 15, 1995. He is an independent consultant to investment bankers and health care organizations on health care information matters and a venture partner for St. Paul Venture Capital. From 1989 to 1992, was the Chairman and Chief Executive Officer of Gabrieli Medical Information Systems (GMIS). Prior to GMIS, he served as Vice President of Systems & Operations of Shared Medical Systems from 1975 to 1988. He is a director of Medicode, a Salt Lake City-based clinical informatics company, and of International Medical Management and HealthWorks Alliance, two Wayne, Pennsylvania-based health care informatics companies.

Bill W. Childs*, age 57, has been a director of the Company since February 1990. He was a Senior Vice President of CyCare, an information systems company providing physicians' office software, from April 1995 to September 1996. Prior to that, he was the President and CEO of Health Data Analysis, Inc. from 1984 until May 1995. Mr. Childs was the founder and Editor-in-Chief of HEALTHCARE INFORMATICS, a leading hospital information systems magazine published by Health Data Analysis, Inc. He also is the founder or co-founder of several other magazines, including COMPUTERS IN HEALTHCARE, HEALTHCARE COMPUTING & COMMUNICATIONS CANADA, and R.F. DESIGN. He was also one of the founders of Continental Healthcare Systems and TDS Healthcare Systems Corp.

John Pappajohn, age 68, has been a Director of the Company since January 1994. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital fund, and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. Mr. Pappajohn also serves as a director of the following public companies: Care Group, Inc.; GalaGen, Inc.; Drug Screening Systems, Inc.; CORE, Inc.; OncorMed, Inc.; Fuisz Technologies Ltd.; Health Desk Corporation; and Patient Infosystems, Inc.

R. David Spreng*, age 35, has been a director of the Company since January 1994. He is the President of IAI Ventures, Inc., the venture capital arm of Investment Advisers, Inc. ("IAI"), a $16 billion asset management firm based in Minneapolis, Minnesota. Prior to joining IAI in 1989, Mr. Spreng was a member of the Corporate Finance Departments of Salomon Brothers Inc., New York and Dain Bosworth Incorporated, Minneapolis. Mr. Spreng also serves as a director of GalaGen, Inc. and a number of privately held companies.

--------------------
*Candidate for election at 1997 Annual Meeting.


Gordon M. Derzon, age 62, has been a Director of the Company since July 1995. Since 1974, Mr. Derzon has been a faculty member at the University of Wisconsin and Chief Executive Officer of the University of Wisconsin Hospital and Clinics. Prior to that time he had served in several hospital Executive Director positions, including seven years at Kings County Hospital in Brooklyn, New York. Mr. Derzon serves on various committees for the University Hospital Consortium. He has also served as past Chairman of both the Governing Council of the Public-General Hospital Section and past Chairman of the University Hospital Consortium Service Board.

EXECUTIVE OFFICERS

The current executive officers of the Company, in addition to Mr. Emkjer, are as follows:

Roger D. Huseman, age 44, joined the Company as Chief Financial Officer in July 1994 and was appointed Secretary and Treasurer of the Company on January 31, 1995. From 1990 through June 1994, Mr. Huseman operated a financial consulting firm specializing in assisting businesses with financial restructuring and financing needs. For four years prior to that he served initially as Vice President and CFO, then as President and a Director of NonInvasive Monitoring Systems, Inc., a public company located in Sarasota, Florida. He is licensed as a certified public accountant in Iowa.

Ronald F. Wunder, age 46, joined the Company in July 1995 as Vice President of Technology. From 1989 through 1995 Mr. Wunder worked for First Data Corporation, Health Systems Group, a healthcare information system company located in Charlotte, North Carolina, where he served most recently as Vice President of Systems Architecture and New Development. For the 10 years prior that time he was employed by McDonnell Douglas Health Systems Company in St. Louis, which acquired First Data Corporation in 1989.

Josh E. Wisham, age 38, joined the Company in July 1996 as Vice President of Client Services. From 1993 to 1996, Mr. Wisham directed the Client Services Organization at CliniCom, Inc., now a part of HBO & Company. Prior to that time, he worked for Intermountain Health Care in Salt Lake City, Utah as Client Services Director. Mr. Wisham has over 21 years of experience in the information systems industry, which include 15 years experience specifically working with healthcare information systems.

Alan C. Wittmer, age 39, serves as the Company's Vice President of Marketing. He joined the Company in November 1989 and prior to that held various sales and marketing management positions with other companies. Prior to joining the Company, Mr. Wittmer worked for Digital Equipment Corporation from May 1987 to November 1989, and for AT&T from September 1985 to May 1987.


ORGANIZATION OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee to advise the Board of Directors on questions, policies and general matters of accounting, financing and operating controls, to review the audit of the Company's financial statements, and to select auditors subject to the approval of the full Board and ratification by the shareholders. The Audit Committee consists of Mr. Pappajohn, Mr. Spreng and, since May 1996, Mr. Witonsky. The Audit Committee held one meeting in 1996. The Compensation Committee proposes, reviews and approves executive compensation and administers the Company's 1995 Stock Compensation Plan. The Committee consists of Mr. Witonsky, Mr. Childs and, since May 1996, Mr. Derzon. The Compensation Committee met three times during 1996. The Company's Executive Committee was eliminated in May 1996 and did not meet during the year.

The Board of Directors as a whole acts as a nominating committee for candidates for the Board of Directors. Directors are selected without regard to race, creed, color, sex or national origin, and must have demonstrated outstanding business and civic accomplishments. The Board of Directors will consider all candidates recommended by shareholders in accordance with the procedure to be established in the Company's Bylaws which require recommendations to be submitted in writing ninety days in advance of the annual meeting of shareholders. Such recommendations should include the name and address of the shareholder and the candidate pursuant to which the recommendation is being made, such other information about the candidate pursuant to which the recommendation is being made, such other information about the candidate as required to be included in the Company's proxy statement and the consent of the candidate to serve as a director if elected. Recommendations should be sent to the Secretary, PACE Health Management Systems, Inc., 1025 Ashworth Road, Suite 200, West Des Moines, Iowa 50265.

The Board of Directors of the Company held four meetings in 1996. All Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Board Committees on which they served.

COMPENSATION OF DIRECTORS

Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Nonemployee directors who are not affiliated with principal shareholders and who began service as directors prior to February 1995 (only Mr. Childs and Mr. Witonsky) have received nonqualified warrants to purchase Common Stock. Mr. Childs and Mr. Witonsky were each granted warrants to purchase 27,274 shares of Common Stock of the Company as consideration for serving on the Board of Directors. The warrants have an exercise price of at least 85% of the fair market value of the Common Stock, as determined by the Board of Directors, on the date of grant.

Subsequent to February 10, 1995, under the 1995 Stock Compensation Plan, new non-employee directors receive a nondiscretionary grant of nonqualified stock options for 21,820 shares upon their election or appointment to the Board. The Plan provides for automatic grants of nonqualified stock options to new non-employee directors at an exercise price equal to 100% of the fair market value of the shares on the date of grant. One-fifth of such options vest over each of five years from the date of election or appointment of the new non-employee director. The non-employee director options are exercisable for ten years from the date of grant. The Compensation Committee has no discretion regarding the grant or terms of non-employee director options. Mr. Derzon received a nonqualified option to purchase 21,820 shares under the Plan upon his appointment as a director in 1995.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the persons who served as Chief Executive Officer of the Company at any time during the year ended December 31, 1996 and all other persons who served as executive officers of the Company at December 31, 1996 and whose total annual salary and bonus for the year exceeded $100,000 for services in all capacities to the Company during such fiscal year.

                                        Summary Compensation Table
                                                                                 Long Term
                                                                                Compensation
                                                           Annual                  Awards
                                                        Compensation            ------------
                                                   ----------------------        Securities
                                      Fiscal                                     Underlying        All Other
Name and Position                      Year        Salary(1)        Bonus         Options        Compensation
-----------------                      ----        ---------        -----         -------        ------------
Mark J. Emkjer, President              1996         $130,625          $0         260,000(3)      $135,147(4)
  and Chief Executive Officer(2)       1995              ---         ---             ---                 ---
                                       1994              ---         ---             ---                 ---

Michael J. Vasquez, President          1996          $20,625          $0          40,912(3)       $72,675(7)
  and Chief Executive Officer(5)       1995          $98,250          $0              0                   $0
                                       1994          $90,000          $0          40,912(6)               $0

-----------------------

(1) Excludes certain perquisites and other benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive in any of the years shown.

(2) Mr. Emkjer became President and Chief Executive Officer of the Company in March 1996 and was not employed by the Company prior to that time. Therefore, no compensation is shown for prior years.

(3)  For additional information, see "Stock Options/SARs/LTIPs."

(4) Consists of the signing bonus and moving expense reimbursements required by Mr. Emkjer's employment agreement. See "Employment Agreement."

(5) Mr. Vasquez was President and Chief Executive Officer of the Company until March 15, 1996.

(6)  All such options were voluntarily terminated as of April 25, 1995.

(7) From March 1996 until March 1997, Mr. Vasquez provided consulting services to the Company pursuant to a one-year consulting agreement entered into in conjunction with Mr. Vasquez's termination.


STOCK OPTIONS/SARS/LTIPS

The following table provides certain information concerning stock options granted during the year ended December 31, 1996 to the persons named in the Summary Compensation Table set forth above.

                                              Option Grants in Fiscal 1996

                                                     Individual Grants
                            --------------------------------------------------------------------

                                                    % of Total
                                                  Options Granted     Exercise or
                               Number of           to Employees       Base Price      Expiration
       Name                 Options Granted       in Fiscal 1996      ($/Share)          Date
       ----                 ---------------       ---------------     -----------     ----------
Mark J. Emkjer                 100,000 (1)            18.74%             $2.50       January 23, 2006
                               110,000 (1)            20.61%             $1.00       January 23, 2006
                                50,000 (2)             9.37%             $3.25       September 16, 2006

Michael J. Vasquez              40,912 (3)             7.67%             $3.75       June 15, 1997


---------------------
(1) Nonqualified stock options granted pursuant to Mr. Emkjer's employment agreement with the Company. See "Employment Agreement."

(2)  Incentive stock options granted pursuant to the 1995 Stock Compensation
     Plan.

(3) Nonqualified stock options granted pursuant to an option agreement dated April 7, 1996.


No stock appreciation rights (SARs) were granted to any named executive officer during the fiscal year ended December 31, 1996. No stock options or SARs were exercised during 1996 by any named executive officer. No long term incentive plan awards (LTIPs) were made during 1996 to any named executive officer.

EMPLOYMENT AGREEMENT

Effective as of March 15, 1996, Mark J. Emkjer was appointed President and Chief Executive Officer and was appointed to the Board of Directors of the Company. The employment agreement between the Company and Mr. Emkjer provides for base compensation of $165,000 per year, a signing bonus of $10,000, and an annual bonus of up to 50% of base compensation based on attainment of goals determined by the Board of Directors with respect to financial performance, stock price appreciation and operating objectives. Pursuant to the agreement Mr. Emkjer received a nonqualified option to purchase 100,000 shares of common stock of the Company which vest 20% on the first anniversary date of the grant and 20% on each of the next four anniversary dates of grant, and are exercisable at the price of $2.50 per share. He also received a nonqualified option for 110,000 shares of common stock of the Company with an exercise price of $1.00 per share, of which 35,000 vested upon purchase by Mr. Emkjer of a house and relocation of his family to the Des Moines area, and the balance vest at the rate of 15,000 per year for five years. In addition, Mr. Emkjer's employment agreement provided for payment of the selling commission with respect to his home in California and moving expenses. The Agreement also contains severance, change of control and noncompete provisions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1995, Mr. Witonsky had a month to month consulting agreement with the Company to provide executive management and consulting services to the Company for which he received annual compensation of $36,000. The agreement was terminated effective December 31, 1995.

Mr. Spreng is President of IAI Ventures, Inc., the venture capital arm of Investment Advisers Inc., which provides investment management services to certain funds which, in the aggregate, beneficially own 1,047,038 shares of the Common Stock of the Company, and shares voting and investment power with respect thereto, and may be deemed to beneficially own such shares. Investment Advisers Inc. had a one-year consulting agreement with the Company which commenced on August 31, 1995. As consideration for this agreement, certain funds to which Investment Advisers Inc. provides investment management services received warrants to purchase a total of 70,000 shares of Common Stock exercisable at $3.00 per share.

In September 1996 the Company completed an offering of 900,000 shares of its Common Stock at a price of $3.25 per share. The shares were sold by the Company without an underwriter or placement agent, and all shares sold in the offering are subject to a 270-day lock-up agreement. In the offering, two funds of which Mr. Spreng is an officer purchased a total of 261,539 shares, Mr. Pappajohn and his affiliates purchased 169,231 shares, and Mutual Ventures of South Dakota and Edgewater Private Equity Fund, L.P. (see "Securities Ownership of Certain Beneficial Owners and Related Persons") purchased 61,539 and 169,231 shares, respectively. The remaining shares in the offering were sold to unaffiliated persons on the same terms and conditions.

From March 1996 to March 1997, Mr. Vasquez had a one-year consulting agreement with the Company to provide consulting services for which he received compensation in the amount of $72,675 for the period ended December 31, 1996.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 1997, the number and percentages of outstanding shares of the Company's common stock beneficially owned by each current director, by the executive officers named in the Summary Compensation Table, by all directors and current executive officers as a group and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding shares. The Company is aware of no stockholder, other than those listed below, claiming to hold more than five percent of the Company's outstanding stock.


NAME AND ADDRESS                                       NO. OF SHARES           PERCENT
OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)     OF CLASS(15)
-------------------                                ---------------------     ------------

DIRECTORS AND OFFICERS
Mark J. Emkjer(5)                                        70,000(11)               1.3
John G. Pappajohn(5)                                    522,756(2)               10.2
R. David Spreng(7)                                    1,047,038(3)               20.1
Bill W. Childs(5)                                        24,001(9)                  *
Carl S. Witonsky(5)                                      30,001(16)                 *
Gordon Derzon(5)                                          7,364(10)                 *
Michael J. Vasquez(4)                                   113,626(12)               2.2

All present directors and executive officers
   as a group (10 persons)                            1,773,200(17)              32.8

OTHER FIVE PERCENT OR MORE
  SHAREHOLDERS:

Simon Casady(6)                                         259,879(18)               5.1
IAI Investment Funds(7)                               1,047,038(3)               20.1
FBL Investment Advisory Services, Inc.(8)               485,364(19)               9.5
Edgewater Private Equity Fund, L.P.(13)                 531,327(20)              10.4
The Dreyfus Corporation(14)                             400,000                   7.9

------------------

*    Less than 1%.

(1) Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated.

(2) Includes 100,000 shares held by Halkis, Ltd., an affiliate of Mr. Pappajohn, and 408,519 shares and presently exercisable warrants to purchase 14,237 shares held by Mr. Pappajohn.

(3) Includes 471,473 shares and presently exercisable warrants to purchase 56,820 shares held by IAI Investment Fund IV, 340,705 shares and presently exercisable warrants to purchase 56,820 shares held by IAI Investment Fund VI, and 121,220 shares held by IAI Investment Fund VII, each of which is an affiliate of Mr. Spreng.

(4) Mr. Vasquez was President and Chief Executive Officer of the Company until March 15, 1996. His address is 2909 Southern Hills Circle, Des Moines, Iowa 50321.

(5) Except as noted, the address of each officer and director of the Company is 1025 Ashworth Road, Suite 200, West Des Moines, Iowa 50265.

(6)  Address: 1238 Fulton, Indianola, Iowa 50125.

(7) The address for R. David Spreng and each of the IAI Funds is 3700 First Bank Place, P.O. Box 357, Minneapolis, Minnesota 55402-0357.

(8)  Address: 5400 University Avenue, West Des Moines, Iowa 50266.

(9) Includes 24,001 shares issuable upon the exercise of presently exercisable warrants.

(10) Includes 3,000 shares and 4,364 shares issuable upon the exercise of presently exercisable options under the 1995 Stock Compensation Plan.

(11) Represents presently exercisable options held by Mr. Emkjer. See "Stock Options/SARs/LTIPs."

(12) Includes 97,216 shares and presently exercisable options to purchase 16,365 shares.

(13) Address: 666 Grand Avenue, Suite 200, Des Moines, Iowa 50309.

(14) Address: c/o Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. The shares are beneficially owned by The Dreyfus Corporation, which is a subsidiary of Mellon Bank Corporation, the trustee of the Company's employee benefit plan (the "Trustee"). The shares include all shares held of record by the Trustee which have not been allocated to the individual accounts of employee participants in the plan. The Trustee disclaims beneficial ownership of all shares that have been allocated to the individual accounts of employee participants in the plan for which directions have been received and followed.

(15) Assumes exercise of options or warrants exercisable on or before May 1, 1997 by the named person or group, but by no other person.

(16) Includes 6,000 shares and 24,001 shares issuable upon the exercise of presently exercisable warrants.

(17) Includes shares, options and warrants held by Messrs. Emkjer, Pappajohn, Spreng, Childs, Witonsky and Derzon, as described in the notes above. Also includes 1,000 shares and presently exercisable options to purchase 27,492 shares held by Roger Huseman, 7,000 shares and presently exercisable options to purchase 8,000 shares held by Josh Wisham, and presently exercisable options to purchase 28,548 shares held by Alan Wittmer.

(18) Includes 247,916 shares and presently exercisable warrants to purchase 11,963 shares.

(19) Includes 471,127 shares and presently exercisable warrants to purchase 14,237 shares, held on behalf of Mutual Ventures of South Dakota, Inc., a South Dakota corporation, which is an investment advisory client of FBL Investment Advisory Services, Inc. Does not include shares which may be deemed to be owned indirectly by Mutual Ventures of South Dakota as a 7.51% shareholder of Iowa Business Development Finance Corp., which owns approximately 4.3% of the outstanding shares of the Company.

(20) Includes 517,090 shares and presently exercisable warrants to purchase 14,237 shares.

----------------------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.



                PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Company has appointed McGladrey & Pullen, LLP as independent auditors for the year 1997, subject to ratification by the stockholders. The Audit Committee recommended McGladrey & Pullen, LLP to the full Board of Directors. McGladrey & Pullen, LLP because of its high standing in its field, is considered to be eminently qualified to perform this important function. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors to select another independent accounting firm. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.


                            PROPOSALS OF STOCKHOLDERS

The Company's next annual meeting of shareholders is expected to be held during the second quarter (April, May, June) of fiscal 1998 at a time and date to be determined by the Board of Directors. Proposals of shareholders to be presented at that meeting must be received at the Company's executive offices no later than December 16, 1998 and otherwise be in compliance with applicable securities laws for inclusion in the proxy statement. In addition, the Company's Bylaws provide certain procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at the annual meeting, even if such item is not to be included in the Company's proxy statement for that meeting. A copy of the Bylaws may be obtained without charge by any shareholder by contacting the Secretary of the Company at the address set forth on the cover page of this Proxy Statement.





                      PACE HEALTH MANAGEMENT SYSTEMS, INC.

                                 ANNUAL MEETING
                          1025 ASHWORTH ROAD, SUITE 200
                           WEST DES MOINES, IOWA 50265
                       MAY 23, 1997 10:30 A.M. LOCAL TIME

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 1997

     The undersigned hereby appoints Carl S. Witonsky and Roger D. Huseman, or either of them ("Appointed Proxies"), with power of substitution to each, to vote all shares of the undersigned at the Annual Meeting of Shareholders ("Meeting") of PACE Health Management Systems, Inc. to be held on Friday, May 23, 1997 at 10:30 a.m. local time, or at any adjournment(s) or postponement(s) thereof, as follows:

1.   ELECTION OF DIRECTORS

     [ ] FOR electing Bill W. Childs and R. David Spreng for a term of three years.

     [ ] WITHHOLD AUTHORITY to vote for Bill W. Childs and R. David Spreng.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. Proposal to ratify the appointment of McGladrey & Pullen, LLP as independent auditors:

                 [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

     If any other business is brought before the Meeting or any adjournment(s) or postponement(s) thereof, this Proxy will be voted in the discretion of the Appointed Proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING EACH OF THE DIRECTORS AND FOR PROPOSAL 2.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                         (CONTINUED FROM THE OTHER SIDE)

     THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

     The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Meeting or adjournment(s) or postponement(s)


                                       Dated:__________________________________


                                       ________________________________________
                                                     (Signature)


                                       ________________________________________
                                                     (Signature)

                                        Please sign exactly as name(s) appear to the left. When signing in fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation, the handwritten signature and title of an authorized officer are required, together with the full corporate name.



         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.